EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-75612 of Berkshire Hathaway Inc. on Form S-8 of our report dated June 13, 2023, relating to the financial statements and supplemental schedule of the Johns Manville Employees 401(k) Plan appearing in this Annual Report on Form 11-K of Johns Manville Employees 401(k) Plan for the year ended December 31, 2022.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

June 28, 2023